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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                             -----------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                             -----------------------

Check if application to determine eligibility of a trustee pursuant to Section 305(b)(2) _____

                             -----------------------

                               BANK ONE, TEXAS, NA
               (Exact name of trustee as specified in its charter)

                    NOT APPLICABLE                         75-2270994
     (Jurisdiction of incorporation or organization    (I.R.S. employer
     if not a U.S. national bank)                      identification no.)

                    1717 MAIN, 7TH FLOOR, DALLAS, TEXAS 75201
                    (Address of principal executive offices)

                    JEFF SALAVARRIA, ASSISTANT VICE PRESIDENT
                               BANK ONE, TEXAS, NA
              8111 PRESTON ROAD, SECOND FLOOR, DALLAS, TEXAS  75225
                                 (214) 360-3977
            (Name, address and telephone number of agent for service)

                               REXENE CORPORATION
               (Exact name of obligor as specified in its charter)

                    DELAWARE                               75-2104131
     (State or other jurisdiction of                   (I.R.S. employer
     incorporation or organization)                    identification no.)

                                5005 LBJ FREEWAY
                           OCCIDENTAL TOWER, SUITE 500
                              DALLAS, TEXAS  75244
          (Address, including zip code, of principal executive offices)

                           ___% SENIOR NOTES DUE 2004
                         (Title of indenture securities)

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1.   GENERAL INFORMATION.

     Furnish the following information as to the trustee;

     (a) Name and address of each examining or supervising authority to which it is subject.

                    Name                               Address
                    ----                               -------

          Comptroller of the Currency                  Washington, D.C.
          Federal Reserve Bank                         Dallas, Texas
          Federal Deposit Insurance Corporation        Washington, D.C.
          National Bank Examiners                      Dallas, Texas

     (b)  Whether it is authorized to exercise corporate trust powers.

          Bank One, Texas, N.A., is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          None

3,4,5,6,7,8,9,10,11,12,13,14, AND 15.

     Rexene Corporation is not in default under any of its outstanding securities under which the applicant is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not
     required under General Instruction B.

16.  LIST OF EXHIBITS.

     *1.  A copy of the articles of association of the trustee as now in effect.

     *2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

     *3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.

     *4. A copy of the existing bylaws of the trustee, or instruments corresponding thereto.

      5.  Not applicable.

      6.  The consents of United States institutional trustees required by
          Section 321(b) of the Act.

                                        2

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      7.  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

      8.  Not applicable.

      9.  Not applicable.


- -------------------------

     *Included in the Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Bank One, Texas, NA, filed as part of the Registration Statement (Registration No. 33-40838) on Form S-1 of Dr Pepper Company and Dr. Pepper/Seven-Up Companies, Inc.


     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, BANK ONE, TEXAS, NA, a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, hereunto duly authorized, all in the City of Dallas, and State of Texas, on the 20th day of October, 1994.

                                             BANK ONE, TEXAS, NA


                                             By:
                                                -------------------------------
                                                       Jeff Salavarria
                                                       Assistant Vice President

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                                      NOTES

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base answer to Item 2, the answer to said Item is based upon incomplete information. Said Item may, however, be considered correct unless amended by an amendment to this Form T-1.

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                                    EXHIBIT 6

                     THE CONSENT OF THE TRUSTEE REQUIRED BY
                            SECTION 321(B) OF THE ACT


                                                                October 20, 1994

     Bank One, Texas, NA, as a condition to qualification under the Trust Indenture Act of 1939, consents that reports of examination by federal, state, territorial, or district authorities may be furnished by said authorities to the Securities and Exchange Commission of the United States upon request of said Commission for said reports as provided in Section 321 of said Trust Indenture Act of 1939.

                                             BANK ONE, TEXAS, NA


                                             By:
                                                -------------------------------
                                                       Jeff Salavarria
                                                       Assistant Vice President

                                        5


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                                    EXHIBIT 7

     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                               REPORT OF CONDITION
             CONSOLIDATING DOMESTIC AND FOREIGN SUBSIDIARIES OF THE
                               BANK ONE TEXAS N.A.
   OF DALLAS IN THE STATE OF TEXAS, AT THE CLOSE OF BUSINESS ON JUNE 30, 1994, PUBLISHED IN RESPONSE TO CALL MADE BY COMPTROLLER OF THE CURRENCY,
                       UNDER TITLE 12, UNITED STATES CODE,
                                  SECTION 161.
     CHARTER NUMBER 21969 COMPTROLLER OF THE CURRENCY SOUTHWESTERN DISTRICT

STATEMENT OF RESOURCES AND LIABILITIES
                                     ASSETS

                                                                                                      THOUSANDS OF DOLLARS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,278,648
  Interest-bearing balances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .83,083
Securities:
  Held-to-maturity securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,937,484
  Available-for-sale securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,789,912
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
  Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 693,996
  Securities purchased under agreements to resell. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0
Loans and Lease financing receivables:
  Loans and leases, net of unearned income . . . . . . . . . 10,244,918
  LESS: Allowance for loan and lease losses. . . . . . . . .    107,408
  Loans and leases, net of unearned income, allowances, and reserve. . . . . . . . . . . . . . . . . . . . . . .10,137,510
Premises and fixed assets (including capitalized leases) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 180,519
Other real estate owned. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8,765
Customers' liability to this bank on acceptances outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9,689
Intangible assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32,794
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 353,124
Total assets . . . . . . . . . . . . . . . . . . . .  . . .. . . . . . . . . . . . . . . . . . . . . . . . . . .18,505,524

                                                             LIABILITIES
Deposits:
In domestic offices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14,157,033
  Noninterest-bearing. . . . . . . . . . . . . . . . . . . .  3,792,868
  Interest-bearing . . . . . . . . . . . . . . . . . . . . . 10,364,165
In foreign offices, Edge and Agreement subsidiaries and IBFs . . . . . . . . . . . . . . . . . . . . . . . . . . . 326,568
  Interest-bearing . . . . . . . . . . . . . . . . . . . . .     326,568
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
  Federal funds purchased. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 344,308
  Securities sold under agreements to repurchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0
Demand notes issued to the U.S. Treasury . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 930,184
Trading liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 815
Other borrowed money:
  With original maturity of one year or less . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,033,625
  With original maturity of more than one year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49,996
Mortgage indebtedness and obligations under capitalized leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . 291
Bank's liability on acceptances executed and outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9,689
Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 213,785
Total liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17,066,294

                                                           EQUITY CAPITAL
Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 224,000
Surplus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 779,778
Undivided profits and capital reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 477,019
Net unrealized holding gains (losses) on available-for-sale securities . . . . . . . . . . . . . . . . . . . . . . .41,567
Total equity capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,439,230
Total liabilities, limited-life preferred stock, and equity capital. . . . . . . . . . . . . . . . . . . . . . .18,505,524

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     I, Bobby Doxey, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief,
     BOBBY DOXEY

     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

     HARVEY MITCHELL
     RONALD STEINHART
     VERNELL STURNS
     Directors

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